Exhibit 99.1

Venaxis Obtains CE Mark for APPY1 Appendicitis Test

Prepares to Commence Initial Product Launch in Select European Territories

CASTLE ROCK, Colo., January 7, 2013 — Venaxis, Inc. (Nasdaq: APPY), an in vitro diagnostic company, today announced it has fulfilled the requirements for CE Marking in Europe for APPY1, the Company’s blood-based appendicitis test.  Initial commercialization in Europe is planned to commence in the first quarter 2013 in key territories, including the UK, Italy, France, Germany and Benelux countries.  The Company expects to announce agreements with top EU distributors beginning in the first quarter 2013.

Steve Lundy, President and CEO of Venaxis, stated, “We are pleased to report this important accomplishment, which allows us to market APPY1 in Europe and initiate the next critical phase of our market development effort.  This initial phase will involve finalizing agreements with selected distributors, working with those same distributors and placing APPY1 in the hands of  select hospitals in each of our target European territories.  Our strategy is to leverage the experience of these key opinion leader hospital sites over the first half of 2013 in order to generate meaningful, multinational data for APPY1 that will allow us to refine our approach to the broader EU market and prepare for full scale launch later in 2013.  As we work in parallel to gain U.S. regulatory clearance, EU market development remains a top priority for Venaxis, and we believe this strategic approach will maximize our potential for increased market penetration and allow us to ramp sales quickly once those activities are completed.”

About Venaxis, Inc.
Venaxis, Inc. (formerly AspenBio Pharma, Inc.) is an in vitro diagnostic company focused on the clinical development and commercialization of its blood-based appendicitis test, APPY1.  The unique appendicitis test has projected high sensitivity and negative predictive value and is designed to aid in the identification of patients at low risk for acute appendicitis, allowing for more conservative patient management.  APPY1 is being developed initially for pediatric, adolescent and young adult patients with abdominal pain, as this population is at the highest risk for appendicitis and has the highest risk of long-term health effects associated with CT imaging.  For more information, visit www.venaxis.com.

Forward-Looking Statements
This press release includes "forward-looking statements" of Venaxis, Inc. (“Venaxis”) (formerly AspenBio Pharma, Inc.) as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that Venaxis believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors Venaxis believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Venaxis. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to successfully complete required product development and modifications in a timely and cost effective manner, complete clinical trial activities for APPY1 required for FDA submission, obtain FDA clearance or approval, complete and maintain CE Marking, cost effectively manufacture and generate revenues from APPY1, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, Venaxis does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in Venaxis’ recent filings with the SEC, including its Form 10-Q for the period ended September 30, 2012, filed on November 7, 2012.

For Investors & Media:
Joshua Drumm, PhD / Jason Rando
Tiberend Strategic Advisors, Inc.
(212) 827-0020
jdrumm@tiberend.com
jrando@tiberend.com